Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of July 23, 2009 by and between QuadraMed Corporation, a Delaware corporation with offices at 12110 Sunset Hill Road, Suite 600, Reston, Virginia 20190 (“Company”), and Duncan W. James, an individual currently residing at [ADDRESS] (“Employee”).

PART ONE - DEFINITIONS

Definitions. For purposes of this Agreement, the following definitions apply:

“Board” means the Board of Directors of the Company.

“Change in Control” means:

(i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the Company’s state of incorporation or to create a holding company;

(ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) a transfer of all or substantially all of the Company’s assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company’s resulting interest is less than fifty percent (50%);

(iv) any reverse merger in which the Company is the surviving entity but in which more than fifty percent (50%) of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

(v) on or after the Effective Date, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner of securities of the Company representing more than fifty percent (50%) of the securities of the combined voting power of the Company’s outstanding securities; or

(vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means QuadraMed Corporation, a Delaware corporation.

“Compensation Committee” means the Compensation Committee of the Board.

“Effective Date” means the date on which Employee’s service to the Company commences.

“Employee” means Duncan W. James.

“Employee Benefit Plan” shall have the meaning given the term under Section 3 of ERISA.

“Employment Period” means the period of Employee’s employment with the Company governed by the terms and provisions of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“Involuntary Termination” means the termination of the Employee’s employment with the Company:

(i) involuntarily due to (1) the exercise of the Company’s unilateral authority to terminate the Employee’s services (other than due to the Employee’s implicit or explicit request), where the Employee was willing and able to continue performing such services, or (2) the Company’s failure to renew this Agreement pursuant to Section 5, provided that the Employee was willing and able to execute a new contract providing terms and conditions substantially similar to those in the expiring contract and to continue providing such services; or

(ii) voluntarily, provided that (1) such termination occurs within three (3) months of the initial existence of one or more of the following events without Employee’s written concurrence (which may be evidenced by Board minutes should Employee, as a member of the Board, vote in support of or concur with any of the following actions taken by the Board):

(a) a change in Employee’s position with the Company or any successor which materially reduces Employee’s level of responsibility;

(b) a material reduction in Employee’s base compensation (including a material reduction or elimination of Employee’s base salary, fringe benefits, the level of the annual incentive compensation plan bonus for which Employee is eligible under Section 6.D., and any non-discretionary bonuses or other incentive payments earned pursuant to objective standards or criteria);

(c) a material reduction in or withholding of Employee’s previously earned, but unpaid, salary, fringe benefits, or non-discretionary bonuses or other incentive payments earned pursuant to objective standards or criteria; or

(d) a relocation of Employee’s principal place of employment by more than forty-five (45) miles from Reston, Virginia; and

(2) the Employee provides notice to the Company of the existence of the condition described in clause (1) within forty-five (45) days of Employee’s initial notice of existence of the condition, upon the notice of which the Company must be provided a period of at least thirty (30) days during which it may remedy the condition and not be required to pay any severance amount, if applicable. For purposes of this clause (ii), “non-discretionary” shall reference those elements of Employee’s bonus compensation for which the Board, or a committee thereof, has specific discretionary authority or the authority to evaluate Employee’s subjective performance, and shall not reference the general discretionary authority that the Board, or a committee thereof, may have with respect to the administration, amendment or termination of a bonus or incentive compensation plan. For the avoidance of doubt, it is not the Company’s intention to use a reduction in Employee’s compensation as a means to force Employee’s termination of employment.

“Option” means the stock options granted to Employee as provided in Section 7.A.

“Term” means the term beginning on the Effective Date and ending on the third anniversary thereof, subject to the provisions of Section 5.

“Termination for Cause” means an Involuntary Termination of Employee’s employment for (i) one or more acts of fraud, embezzlement, misappropriation of proprietary information, misappropriation of the Company’s trade secrets or other confidential information, a breach of Employee’s fiduciary duties to the Company or any other misconduct adversely affecting the business reputation of the Company in a material manner; or (ii) Employee’s failure to adhere in any material way to any written Company policy material to the Company, including the Proprietary Information and Non-Competition Agreement, or the terms of this Agreement or Employee’s failure to perform the material duties of Employee’s position following written notice from the Company describing the failure and a reasonable opportunity to cure such failure.

PART TWO - TERMS AND CONDITIONS OF EMPLOYMENT

The following terms and conditions govern Employee’s employment with the Company throughout the Employment Period and will also, to the extent expressly indicated below, remain in effect following Employee’s cessation of employment with the Company.

1. Employment and Duties. The Company will employ Employee as an executive officer in the position of Chief Executive Officer. Notwithstanding the foregoing, Employee will not assume the position of Chief Executive Officer and will serve as an interim Vice President of the Company until such time as the Company files its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009. Employee’s principal place of employment will be at the Company’s offices in Reston, Virginia. Employee agrees to continue in such employment for the duration of the Employment Period and to perform in good faith and to the best of Employee’s ability all services which may be required of Employee in Employee’s executive position and render such services at all reasonable times and places in accordance with directives and assignments issued by the Board or any Committee thereof. During Employee’s Employment Period, Employee will devote Employee’s full time and effort to the business and affairs of the Company within the scope of Employee’s executive office.

2. Terms of Employment. Commencing on the Effective Date, the Company will employ the Employee, and the Employee will accept employment by the Company, upon the terms and conditions set forth in this Agreement.

3. Service as Director. As soon as practicable on or after the Effective Date, Employee will be appointed to serve as a member of the Board. For as long as Employee continues to serve as a member of the Board, he will stand for re-election to such position at each annual meeting of the Company’s stockholders. Employee’s failure to be re-elected to the

Board, in and of itself, will not constitute a termination of this Agreement, nor will it entitle Employee to severance or welfare benefits as provided in Section 11 or otherwise. Pursuant to the Company’s policies, Employee will fulfill his duties as a director without additional compensation. Should Employee cease to be employed as the Chief Executive Officer of the Company, within seven (7) days of such cessation of service, Employee will tender his resignation from the Board, which the Board may decline to accept in its sole discretion. This Agreement may not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Company or the stockholders to remove the Employee from the Board at any time in accordance with the provisions of applicable law.

4. Performance Evaluation. Employee will receive an annual performance appraisal by the Compensation Committee on terms substantially consistent with the Company’s policies and past practice with respect to executive employees.

5. Term; Automatic Extension, Etc. The initial term of this Agreement is three (3) years from the Effective Date. Commencing on the third anniversary of the Effective Date, and on each succeeding anniversary, the term of this Agreement will automatically be extended for one (1) additional year unless, not less than ninety (90) days preceding such anniversary date, either party to this Agreement will have given written notice to the other party pursuant to Section 25 that such party will not extend the term of this Agreement.

6. Compensation.

A. Company will pay Employee a signing bonus of One Hundred Thousand Dollars ($100,000) within three (3) business days following the Effective Date.

B. For the initial Term of this Agreement, Employee’s base salary will be paid at the annual rate of Four Hundred Fifty Thousand Dollars ($450,000). Employee’s annual rate of base salary may be increased each calendar year by the Compensation Committee and/or Board, but will not be decreased.

C. Employee’s base salary will be paid at periodic intervals in accordance with the Company’s payroll practices for salaried employees.

D. Employee will be eligible for an annual incentive compensation plan bonus of up to one hundred percent (100%) of Employee’s then-current annual rate of base salary based upon satisfaction of certain performance objectives. Employee’s annual incentive compensation bonus for 2009 will be prorated based on the number of months during 2009 that Employee was actually employed by the Company. These performance objectives will be developed annually by the Compensation Committee and have been developed for 2009. The Compensation Committee and Employee will meet and consult and in good faith determine the performance objectives by which this incentive bonus will be measured. This incentive bonus can be earned on a pro-rata basis according to criteria to be developed by the Compensation Committee. All bonuses payable to Employee hereunder will be payable in accordance with the Company’s bonus plan implemented in accordance with its prior practice with respect to its executive officers; provided, however, that any incentive compensation bonus will not be paid later than the fifteenth (15th) day of the third (3rd) month following the end of the Company’s first taxable year in which the Employee’s right to the payment is no longer subject to a substantial risk of forfeiture. All bonuses pursuant to this paragraph are subject to final approval by the Compensation Committee.

E. Employee may also be eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. All bonuses pursuant to this paragraph are subject to final approval by the Board’s Compensation Committee. Any bonuses paid pursuant to this paragraph will not be paid later than the fifteenth (15th) day of the third (3rd) month following the end of the Company’s first taxable year in which the Employee’s right to the payment is no longer subject to a substantial risk of forfeiture.

F. The Company will deduct and withhold, from the compensation payable to Employee hereunder, any and all applicable federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

7. Equity Incentives.

A. Stock Options. On the Effective Date, the Company will grant Employee non-qualified stock options to purchase a total of Three Hundred Thousand (300,000) shares of Common Stock in the Company at an exercise price equal to the closing price of the Company’s Common on the Effective Date, or if such date is not a trading day, the most recent closing price prior to the Effective Date (the “Options”). The Options will be subject to vesting over a four (4)-year period with one-fourth ( 1/4th) of the Options vesting upon the first anniversary of the Effective Date and the remaining three-fourths ( 3/4th) of the Options vesting ratably on a monthly basis thereafter, provided Employee remains employed by the Company through such vesting dates. The Options will otherwise be subject to the terms and conditions contained in the Inducement Stock Option Agreement dated the date hereof between the Employee and the Company (the “Inducement Stock Option Agreement”).

B. Additional Grants. Employee will be eligible for additional option grants as determined by the Board or the Compensation Committee in their sole discretion.

8. Expense Reimbursement; Fringe Benefits; Relocation Expenses.

A. Employee will be entitled to reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by Employee in the performance of Employee’s duties hereunder; provided Employee furnishes the Company with vouchers, receipts and other substantiation of such expenses in accordance with Company policies.

B. Employee will relocate his principal residence to the Reston, Virginia area within nine (9) months of the Effective Date. In respect of Employee’s expenses for the relocation of his principal residence from Alpharetta, Georgia to the Reston, Virginia area (the “Relocation”), the Company will pay Employee One Hundred Fifty Thousand Dollars ($150,000), which Employee may use in his discretion. In addition, the Company will reimburse Employee’s actual monthly mortgage expenses and taxes for his Georgia residence in an amount not to exceed Two Thousand Eight Hundred Dollars ($2,800) per month beginning on the date on which Employee closes on the purchase of a principal residence in the Reston, Virginia area until Employee sells his Georgia residence, but in no event longer than eighteen (18) months following the Effective Date.

C. From the Effective Date until the date of his Relocation, but in no event for a period longer than nine (9) months following the Effective Date, Employee will be entitled to reimbursement from the Company for all reasonable temporary living expenses associated with his residence in or around Reston, VA, provided that Employee’s entitlement to such reimbursements shall be conditioned upon Employee’s provision to the Company of vouchers, receipts and other substantiation of such expenses in accordance with Company policies.

D. During the Employment Period, Employee will be eligible to participate in any group life insurance plan, group medical and/or dental insurance plan, accidental death and dismemberment plan, short-term disability program and other employee benefit plans, including profit sharing plans, cafeteria benefit programs and stock purchase and option plans, which are made available to executives and for which Employee qualifies.

9. Paid Time Off (PTO). Employee will accrue five (5) weeks of PTO benefits during each calendar year of the Employment Period in accordance with and subject to Company policy in effect for executive officers. In calendar year 2009, Employee’s PTO benefits will be prorated, and he will accrue PTO at the rate of 7.69 hours per pay period.

10. Death or Disability.

A. Upon Employee’s death or permanent disability during the Employment Period, the employment relationship created pursuant to this Agreement will immediately terminate and no further compensation will become payable to Employee pursuant to Section 6 or Section 11. In connection with such termination by reason of death, the Company will only be required to pay Employee’s estate any unpaid compensation earned under Section 6 for services rendered through the date of Employee’s death. In connection with such termination by reason of permanent disability, the Company will be required to pay to Employee any unpaid compensation earned under Section 6 for services rendered through the date of Employee’s disability, together with any income continuation payments provided Employee under any disability income/insurance policies or programs funded by the Company on Employee’s behalf.

B. Employee will be deemed permanently disabled if Employee is so characterized pursuant to the terms of the Company’s disability policies or programs applicable to Employee from time to time, or if no such policy is applicable, if Employee is unable to perform the essential functions of Employee’s duties for physical or mental reasons for one hundred twenty (120) consecutive days, or one hundred eighty (180) days during any twelve (12) month period.

C. Upon death or permanent disability of Employee, the relevant terms of the Inducement Stock Option Agreement and Restricted Stock Agreement will apply.

11. Severance Benefits. Employee will be entitled to receive only the severance benefits specified below if there should occur a termination of Employee’s employment (except as provided in Section 10):

A. Severance Benefit upon Involuntary Termination. If Employee is terminated by reason of an Involuntary Termination (other than a Termination for Cause), the Company will make a severance payment, payable in one (1) lump sum within thirty days (30) days of the date of Employee’s Involuntary Termination, in an aggregate amount equal to:

•	twelve (12) months of Employee’s then-current annual rate of base salary; and

•

one (1) year of Employee’s then-current incentive compensation bonus payable to Employee under the Company’s Incentive Compensation Plan or any bonus plan that has replaced such plan (the “ICP”) for the entire year in which the Involuntary Termination occurred. For the avoidance of doubt, such amount will be calculated as if both Employee and the Company had achieved One Hundred Percent (100%) of their respective goals and targets under the ICP in the year of his Involuntary Termination;

provided, however, that:

(i) if Employee’s Involuntary Termination (other than a Termination for Cause) occurs prior to the Employee’s completion of twenty-four (24) months of service following the Effective Date, the amounts payable to Employee in respect of this Section 11.A. will be calculated on the following basis:

•	(36 – X) months of Employee’s then-current annual rate of base salary; and

•	(36 – X) / 12 of Employee’s then-current ICP for the year in which the Involuntary Termination occurred,

where X equals the number of months of service Employee has completed from the Effective Date; and

(ii) Employee may elect, in his sole discretion, to have the severance benefit payable pursuant to this Section 11.A. paid in approximately equal monthly installments over the period following the date of his Involuntary Termination and the fifteenth (15th) day of the third (3rd) calendar month following the end of the Company’s taxable year in which his Involuntary Termination occurs.

B. Severance In Connection with a Change in Control. If Employee’s employment with the Company is terminated by reason of either:

•	an Involuntary Termination (other than a Termination for Cause) in connection with or within six (6) months following the completion of a Change in Control, or

•	a voluntary termination by Employee in connection with or within three (3) months following the completion of a Change in Control

(each, a “Change in Control Termination”), the Company will make a severance payment, payable in one (1) lump sum within thirty days (30) days of the date of such Change in Control Termination, in an aggregate amount equal to:

•	twenty-four (24) months of Employee’s then-current annual rate of base salary; and

•

one (1) year of Employee’s then-current incentive compensation bonus payable to Employee under the ICP for the entire year in which the Change in Control Termination occurred. For the avoidance of doubt, such amount will be calculated as if both Employee and the Company had achieved One Hundred Percent (100%) of their respective goals and targets under the ICP in the year of his Change in Control Termination;

provided, however, that:

(i) if Employee’s Change in Control Termination occurs prior to the Employee’s completion of eighteen (18) months of service following the Effective Date, the amounts payable to Employee in respect of this Section 11.B. will be calculated on the following basis:

•	(36 – X) months of the Employee’s then-current annual rate of base salary; and

•	(36 – X) / 12 months of the Employee’s ICP for the year in which the Change in Control Termination occurred,

where X equals the number of months of service Employee has completed from the Effective Date; and

(ii) Employee may elect, in his sole discretion, to have the severance benefit payable pursuant to this Section 11.B. paid in approximately equal monthly installments over the period following the date of his Change in Control Termination and the fifteenth (15th) day of the third (3rd) calendar month following the end of the Company’s taxable year in which his Change in Control Termination occurs.

C. Effect on Options Upon Involuntary Termination or Change in Control Termination.

(i) If Employee is terminated by reason of an Involuntary Termination (other than a Termination for Cause), as of the date of such Involuntary Termination, all of Employee’s Options (to the extent not then otherwise vested or exercisable) automatically accelerate and vest in accordance with the Inducement Stock Option Agreement. Each accelerated Option, together with all of Employee’s other vested stock options, will remain exercisable following such Involuntary Termination and may be exercised for any or all of the stock option shares, including the accelerated Option shares, in accordance with the exercise provisions of the Inducement Stock Option Agreement and other award agreements evidencing the grants.

(ii) If Employee is terminated by reason of a Change in Control Termination, as of the date of such Change in Control Termination, all of (a) Employee’s Options and (b) all other options to purchase shares of the Company’s common stock previously granted to Employee (to the extent not then otherwise vested or exercisable) automatically accelerate and vest in accordance with the Inducement Stock Option Agreement and other award agreements evidencing the grant, as the case may be. Each accelerated Option, together with all of Employee’s other vested stock options, will remain exercisable following such Change in Control Termination and may be exercised for any or all of the stock option shares, including the accelerated shares, in accordance with the exercise provisions of the Inducement Stock Option Agreement and other award agreements evidencing the grant.

D. Welfare Benefits. For a period of twelve (12) months following Employee’s Involuntary Termination (other than a Termination for Cause) or Change in Control Termination, the Company will provide Employee (and Employee’s dependents, as applicable) with the same welfare benefits (other than disability and any severance plan benefits) to which Employee was entitled as an employee immediately before such termination. If under applicable law or the terms of any relevant Employee Benefit Plan such participation, benefits and/or coverage cannot be provided under an existing Company Employee Benefit Plan, such coverage and/or benefits will be provided directly by the Company pursuant to this Agreement on a comparable basis. To the maximum extent permitted by applicable law, the benefits provided under this Section 11.D. will be in discharge of any obligations of the Company or any rights of Employee under the benefit continuation provisions under Section 4980A of the Code and Part VI of Title I of ERISA (“COBRA”) or any other legislation of similar import. Notwithstanding the foregoing, in no event will the amounts in respect of any benefits described in this Section 11.D. that do not constitute medical benefits under Treasury Regulations Section 1.409A-1(b)(9)(v)(B) (“Non-Medical Amounts”) be paid later than the last day of the second taxable year of the Company following the taxable year in which the Employee’s Involuntary Termination or Change in Control Termination occurs, and provided, however, that, to the extent such Non-Medical Amounts exceed the amount specified in Treasury Regulations Section 1.409A-1(b)(9)(iii)(A), such excess will be paid no later than the fifteenth (15th) day of the third (3rd) calendar month following the end of the Company’s taxable year in which Employee’s Involuntary Termination or Change in Control Termination occurs.

E. Amendments in Connection with Section 409A. Notwithstanding anything to the contrary in this Section 11, the Company will have the authority to amend this Agreement to the extent necessary to comply with Code Section 409A and the regulations issued pursuant thereto.

F. Release of Company. Receipt of severance and welfare benefits pursuant to this Section 11 will be in lieu of all other amounts payable by the Company to Employee and in settlement and complete release of all claims Employee may have against the Company or its directors, officers, or shareholders, other than those arising out of the severance and welfare benefits due and payable under this Agreement and Employee’s rights under this Agreement. Employee acknowledges and agrees that execution of a general release of claims by Employee in a form reasonably acceptable to the Company will be a condition precedent to the Company’s obligation to pay severance and welfare benefits hereunder.

G. Restrictive Covenant. During the Employment Period, Employee will not directly or indirectly, whether for Employee’s own account or as an employee, director, consultant or advisor, provide services to any business enterprise other than the Company, unless otherwise authorized by the Board in writing.

12. Non-Solicitation and Non-Disparagement; Confidentiality; Ownership Rights. Employee will execute and be bound by all the terms and provisions of the Proprietary Information and Non-Competition Agreement, dated of even date herewith, which is incorporated in whole herein by this reference. Nothing in this document will be deemed to modify or affect Employee’s duties and obligations under such other agreement, which will be deemed to be obligations under this Agreement.

13. Termination of Employment.

A. The Company (or any successor entity) may terminate Employee’s employment under this Agreement at any time for any reason, with or without cause, by providing Employee with at least seven (7) days prior written notice. However, such notice requirement will not apply if there is a Termination for Cause under Section 13.D.

B. If there is a termination of Employee’s employment by reason of an Involuntary Termination (other than Termination for Cause) or Change in Control Termination, Employee will become entitled to the benefits specified in Section 11 in addition to any unpaid compensation earned by Employee under Section 6 for services rendered prior to such termination.

C. Should Employee’s employment with the Company terminate by reason of Employee’s death or permanent disability during the Employment Period, no severance benefits will be payable to Employee or his estate under Section 11, and only the limited death or disability benefits provided under Section 10 will be payable.

D. The Company may at any time, upon written notice, terminate Employee’s employment hereunder for any act qualifying as a Termination for Cause. Such termination will be effective immediately upon such notice.

E. Upon such Termination for Cause, the Company will only be required to pay Employee any unpaid compensation earned by Employee pursuant to Section 6 for services rendered through the date of such termination, and no termination or severance benefits will be payable to Employee under Section 11.

F. Subject to Section 5, if Employee voluntarily terminates his employment, no fewer than ten (10) business days prior to the effective date of the termination, Employee will provide written notice thereof to the Company, and Employee will cooperate with the Company through the effective date of termination to effect a transition of responsibility and knowledge transfer.

14. Mitigation. Employee will not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise and no future income earned by Employee from employment or otherwise will in any way reduce or offset any payments due to Employee hereunder. The provisions of this Agreement, and any payment provided for hereunder, will not reduce any amounts otherwise payable, or in any way diminish Employee’s existing rights which would accrue solely as a result of the passage of time, under any Company Employee Benefit Plan, “payroll practice” (as defined in ERISA), compensation arrangement, incentive plan, stock option or other stock-related plan.

15. Indemnification. The indemnification provisions for officers and directors under the Company’s Amended and Restated Certificate of Incorporation, Bylaws and any indemnification agreement between Employee and the Company will (to the maximum extent permitted by law) be extended to Employee, during the period following Employee’s Involuntary Termination or Change in Control Termination, with respect to any and all matters, events or transactions occurring or effected during Employee’s Employment Period.

16. Choice of Law. The provisions of this Agreement will be construed and interpreted under the laws of the Commonwealth of Virginia, excluding such jurisdiction’s conflict of laws principles.

17. Injunctive Relief and Additional Remedy. Employee acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of Sections 11.G. and the Proprietary Information and Non-Competition Agreement would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement and the Company will not be obligated to post bond or other security in seeking such relief.

18. Representations and Warranties by Employee. Employee represents and warrants to the Company that the execution and delivery by Employee of this Agreement do not, and the performance by Employee of Employee’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

19. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

20. Binding Effect; Delegation of Duties. This Agreement will be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the stock, business or assets of the Company, whether by merger, consolidation, division, sale or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement). The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if such succession had not taken place. Failure of the Company to obtain such assumption and agreement prior to or concurrent with the effectiveness of any such succession will be a breach of this Agreement entitling Employee to the benefits hereunder, as though Employee were subject to Involuntary Termination. This Agreement will be binding and inure to the benefit of Employee, and, to the extent that amounts are owed Employee at the time of his death, Employee’s executors, administrators or beneficiaries. The duties and covenants of Employee under this Agreement, being personal, may not be delegated or assigned.

21. Entire Agreement; Amendments. This Agreement, the Proprietary Information and Non-Competition Agreement and the Inducement Stock Option Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, term sheets, discussions, negotiations and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement, the Proprietary Information and Non-Competition Agreement and the Inducement Stock Option Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

22. Arbitration. Except for injunctive relief pursued pursuant to Section 7, any controversy which may arise between Employee and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of this Agreement or any claim arising from or relating to this Agreement will be submitted to final and binding arbitration in Reston, Virginia or in any other mutually acceptable location in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Notwithstanding the foregoing, any controversy which may arise between the Employee and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of the Proprietary Information and Non-Competition Agreement or the Inducement Stock Option Agreement will be subject to the terms for dispute resolution provided in such agreement.

Employee and the Company understand and agree that the Company will bear the Arbitrator’s fee as well as any other expense or cost that is unique to arbitration. Employee and the Company will each pay their own attorneys’ fees incurred in connection with the arbitration, and the Arbitrator will not have authority to award attorneys’ fees unless a statute or contract at issue in the dispute authorizes the award of attorneys’ fees to the prevailing party, in which case the Arbitrator will have the authority to make an award of attorneys’ fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Employee is the prevailing party in the arbitration, the Arbitrator will decide this issue.

23. Severability. If any court of competent jurisdiction holds any provision of this Agreement or all or any portion of the Inducement Stock Option Agreement or Proprietary Information and Non-Competition Agreement invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement, the Inducement Stock Option Agreement or the Proprietary Information and Non-Competition Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

24. Counterparts, Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. To the maximum extent permitted by applicable law, this Agreement may be executed via facsimile.

25. Notices. Any notice required to be given under this Agreement will be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, via overnight courier, or hand delivered to the Company at Office of the Assistant General Counsel, 12110 Sunset Hill Road, Suite 600, Reston, Virginia 20190 and to Employee at the most recent address reflected in the Company’s permanent records.

26. Legal Costs. Except as provided in Section 22, if any legal action or other proceeding is brought by either party for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party will be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding. The Company will bear all legal costs and expenses incurred if the Company should contest or dispute the characterization of any amounts paid pursuant to this Agreement as being nondeductible under Section 280G of the Code or subject to imposition of an excise tax under Section 4999 of the Code.

Signature page follows.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as a sealed instrument as of the Effective Date.

QUADRAMED CORPORATION		Duncan W. James

By:	/s/ Robert L. Pevenstein	/s/ Duncan W. James
Robert L. Pevenstein
Chairman of the Board of Directors